  As filed with the Securities and Exchange Commission on November 27, 1996
                                                      Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            SFX BROADCASTING, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                               150 EAST 58TH STREET, 19TH FLOOR
                                                   NEW YORK, NEW YORK 10155
                                                        (212) 407-9191
              DELAWARE                (Address, Including Zip Code, and Telephone Number,            13-3649750
   (State or Other Jurisdiction of             Including Area Code, of Registrant's               (I.R.S. Employer
   Incorporation or Organization)                Principal Executive Offices)                   Identification No.)

                                                ROBERT F.X. SILLERMAN
                                           150 EAST 58TH STREET, 19TH FLOOR
                                               NEW YORK, NEW YORK 10155
                                                    (212) 407-9191
         (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                                      Copies to:


  HOWARD M. BERKOWER, ESQ.       KIRK A. DAVENPORT, ESQ.
       BAKER & MCKENZIE              LATHAM & WATKINS
       805 THIRD AVENUE              885 THIRD AVENUE
  NEW YORK, NEW YORK 10122       NEW YORK, NEW YORK 10022
        (212) 751-5700                (212) 906-1200


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                                              AMOUNT TO     PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                  BE        AGGREGATE PRICE   AGGREGATE OFFERING     AMOUNT OF
     TITLE OF SHARES TO BE REGISTERED       REGISTERED(1)     PER UNIT(2)          PRICE(2)       REGISTRATION FEE
-----------------------------------------  --------------  ----------------  ------------------  ----------------
Debt Securities
Preferred Stock, par value $.01 per share
 Class A Common Stock, par value $.01
 per share ...............................  $500,000,000         100%           $500,000,000        $151,515.15
-----------------------------------------  --------------  ----------------  ------------------  ----------------
  Total ........................................................................................    $151,515.15
-----------------------------------------------------------------------------------------------------------------





   (1) Such indeterminate number or amount of Debt Securities, Preferred Stock or Class A Common Stock as may from time to time be issued at indeterminate prices in an aggregate public offering price for all securities of $500,000,000. No separate consideration will be received for any Debt Securities, Preferred Stock or Class A Common Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock. Such amount is exclusive of accrued interest or dividends, if any.

   (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED NOVEMBER 27, 1996
PROSPECTUS
                                 $500,000,000

 #############################################################################

                               GRAPHIC OMITTED
                                 IGT: "SFXLOGO"

 #############################################################################


          DEBT SECURITIES, PREFERRED STOCK AND CLASS A COMMON STOCK

   SFX Broadcasting, Inc. (the "Company") may from time to time offer, together or separately, its (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), and (iii) shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Preferred Stock and Class A Common Stock are collectively called the "Securities."

   The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $500,000,000 in aggregate initial public offering price. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Debt Securities, the specific title, aggregate principal amount, the denomination, maturity, premium, if any, the interest, if any (which may be at a fixed or variable rate), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions, terms for any conversion into Class A Common Stock, the initial public offering price, listing (if any) on a securities exchange or quotation (if any) on an automated quotation system, acceleration, if any, and other terms and (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into Class A Common Stock or Debt Securities, the initial public offering price, listing (if any) on a securities exchange or quotation (if any) on an automated quotation system and other terms. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

   The Class A Common Stock is quoted on the Nasdaq National Market under the trading symbol "SFXBA." Any Class A Common Stock sold pursuant to a Prospectus Supplement will be quoted on the Nasdaq National Market, subject to official notice of issuance.


   Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as defined in the applicable Prospectus Supplement) of the Company.

   The Prospectus Supplement will contain information concerning certain United States federal income tax considerations, if applicable to the Securities offered.


   This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement relating to such Securities. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in an accompanying Prospectus Supplement.

   SEE "RISK FACTORS," BEGINNING ON PAGE 4, FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   The Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. See "Plan of Distribution" for possible indemnification arrangements with agents, dealers and underwriters.


                 The date of this Prospectus is       , 1996.

   IN CONNECTION WITH THE OFFERING OF CERTAIN SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH SECURITIES, OTHER SECURITIES OF THE COMPANY OR ANY SECURITIES THE PRICES OF WHICH MAY BE USED TO DETERMINE PAYMENTS ON SUCH SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

   No person is authorized to give any information or to make any representations other than those contained in this Prospectus or a Prospectus Supplement in connection with the offering described herein and therein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement relating to such Securities. Neither this Prospectus nor any Prospectus Supplement shall constitute an offer to sell or a solicitation of an offer to buy any of the Securities covered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such offer of solicitation in such jurisdiction. The delivery of this Prospectus and the applicable Prospectus Supplement at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                            AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed with the Commission as an exhibit are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such documents can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the Commission. The Commission maintains a Web site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. In addition, documents filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                          INCORPORATION BY REFERENCE

   The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995;

     (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996, and September 30, 1996;

     (iii) the Company's Current Reports on Form 8-K dated April 18, 1996, May 8, 1996, May 16, 1996, May 29, 1996, June 21, 1996, July
              10, 1996 (as amended), August 8, 1996, October 3, 1996, October 30, 1996, November 1, 1996, and November 27, 1996; and

     (iv) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-22486) filed with the Commission on September 27, 1993, as amended.

   All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents or reports.

   Any statement contained in a document which is, or is deemed to be, incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes the previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference in this Prospectus, other than exhibits to any such document not specifically described above. Request for such documents should be directed to SFX Broadcasting, Inc., 150 East 58th Street, 19th Floor, New York, New York 10155, Attention: Timothy Klahs, Director of Investor Relations; telephone number (212) 407-9191.

                                 RISK FACTORS

   In addition to the other information contained or incorporated by reference in this Prospectus or any Prospectus Supplement, the following factors should be considered carefully by prospective investors in evaluating the Company before purchasing any of the securities offered hereby. The information contained or incorporated by reference in this Prospectus or any Prospectus Supplement includes forward-looking statements that involve risks and uncertainties, a number of which are identified in this "Risk Factors" section. These risks and uncertainties include, without limitation, the consummation of acquisitions and dispositions, integration of acquired stations, leverage, limitations on the payment of dividends, regulation of radio broadcasting and other factors. The Company's actual results may differ materially from the results discussed in the forward-looking statements, due to such risks and uncertainties.

RISKS RELATED TO PENDING ACQUISITIONS AND DISPOSITIONS

   Consummation of the Company's pending acquisitions and dispositions is subject to a number of factors, certain of which are beyond the Company's control. In particular, consummation of the acquisitions and the dispositions is subject to the prior approval by the Federal Communications Commission (the "FCC") of the assignments or transfers of control of operating licenses issued by the FCC and the continued operating performance of the stations to be acquired or disposed such that there is no material adverse change in such stations that would prevent consummation of any such transactions. As a result of the elimination of the national ownership limits and the liberalization of the local ownership limits effected by the Telecommunications Act of 1996 (the "Recent Legislation"), acquisitions and dispositions will be subject to antitrust review by the Federal Trade Commission and the Department of Justice, Antitrust Division (the "Antitrust Agencies"). The Antitrust Agencies have indicated their intention to review matters related to the concentration of ownership within markets even when the ownership in question is in compliance with the provisions of the Recent Legislation. See "--Extensive Regulation of Radio Broadcasting."

   The Company will also require financing in order to consummate the pending acquisitions, which the Company may obtain through the issuance of Securities, borrowings under the senior credit facility and proceeds from dispositions. The ability of the Company to issue certain Securities or borrow under the senior credit facility will be subject to meeting certain financial tests. In addition, consummation of certain acquisitions is subject to the prior approval of the Lenders under Company's senior credit facility entered into on November 22, 1996. There can be no assurance that the Company's existing stations, and the stations which the Company will acquire, will achieve the cash flow levels required to issue certain Securities or borrow under the senior credit facility.

RISKS ASSOCIATED WITH INTEGRATION OF THE STATIONS

   As of January 1, 1996, the Company owned and operated, provided programming to or sold advertising on behalf of 22 radio stations located in eight markets. Since that time, the number of stations has more than tripled. The Company's plans with respect to radio stations it has acquired and plans to acquire involve, to a substantial degree, strategies to increase net revenue while at the same time reducing operating expenses, as well as the implementation of a new regional management structure and a modified senior management team. Although the Company believes that its strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or that, when implemented, its efforts will result in the increased net revenues or other benefits currently anticipated by the Company. In addition, there can be no assurance that the Company will not encounter unanticipated problems or liabilities in connection with the implementation of the new management changes or the operation of the radio stations to be acquired. The integration of the newly acquired stations into the Company will require substantial attention from members of the Company's senior management, which will limit the amount of time such members have available to devote to the Company's existing operations. The Company currently anticipates realizing certain cost savings and elimination of non-recurring expenses as a result of the acquisitions. While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, the Company's ability to achieve such cost savings and to eliminate such non-recurring expenses is subject to numerous factors, many of which are beyond the Company's control. There can be no assurance that the Company will realize any such cost savings.

EXTENSIVE REGULATION OF RADIO BROADCASTING

   Adoption of the Recent Legislation in February 1996 eliminated the national limits and liberalized the local limits on radio station ownership by a single company. However, the Antitrust Agencies are increasingly scrutinizing acquisitions of radio stations and the entering into of joint sales agreements ("JSAs") and local market agreements ("LMAs"). There can be no assurance that policy and rule-making activities of the Antitrust Agencies will not impact the Company's operations (including existing stations or markets), expansion strategy or its ability to realize the benefits which management had anticipated obtaining following the adoption of the Recent Legislation.

   The radio broadcasting industry is subject to extensive regulation by the FCC. In particular, the Company's business depends on its continuing to hold, and, in connection with acquisitions of radio stations, on it obtaining prior FCC consent to assignments or transfers of control of broadcasting station operating licenses issued by the FCC. There can be no assurance that the Company's licenses will be renewed or that the FCC will approve future acquisitions or dispositions. In addition, the number and locations of radio stations the Company may acquire is limited by FCC rules and will vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals affiliated with the Company are attributable to those individuals. The issuance of shares of Class A Common Stock, including those issuable pursuant to the conversion of other securities of the Company and pursuant to all other rights, options or warrants to purchase Class A Common Stock, that would cause Robert F.X. Sillerman, the Executive Chairman of the Company, to hold directly voting stock of the Company representing less than 50% of the total voting power of the Company will require the Company to seek and obtain the consent of the FCC. The Company intends to seek such consent.

   The Congress and/or the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's radio broadcast stations, result in the loss of audience share and advertising revenues for the Company's radio broadcast stations, and affect the ability of the Company to acquire additional radio broadcast stations or finance such acquisitions. In particular, as of November 25, 1996, the FCC has outstanding a notice of proposed rulemaking that, among other things, seeks comment on whether the FCC should modify its attribution rules by (i) restricting the availability of the single majority stockholder exemption, (ii) increasing the amount of stock an investment company can own without attribution, (iii) attributing, under certain circumstances, certain interests such as non-voting stock or debt, and (iv) attributing, under certain circumstances, JSAs.

SUBSTANTIAL LEVERAGE; INABILITY TO SERVICE OBLIGATIONS

   In connection with acquisitions, the Company has incurred and will incur significant amounts of indebtedness. Subject to certain restrictions contained in the Company's debt instruments, the Company may incur additional indebtedness from time to time to finance acquisitions, for capital expenditures or for other purposes. See "--Expansion Strategy; Need for Additional Funds."

   The degree to which the Company is and may become leveraged could have material consequences to the Company and the holders of the Company's securities, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes may be impaired, (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal and interest on its debt and dividends on capital stock and will not be available for other purposes, (iii) the agreements governing the Company's debt contain or are expected to contain restrictive financial and operating covenants, and the failure by the Company to comply with such covenants could result in an event of default under the applicable instruments, which could permit acceleration of the debt under such instrument and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in its industry and general economic conditions. Certain of the Company's competitors operate on a less leveraged basis, and have significantly greater operating and financial flexibility, than the Company.

   The Company's ability to make scheduled payments of principal of, to pay interest on or to refinance, its debt and to make dividend and redemption payments on its capital stock depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the radio stations to be acquired and the integration of these stations into the Company's operations. The Company's borrowings under the senior credit facility will be, and other future borrowings may be, at variable rates of interest, which will result in higher interest expense in the event of increases in interest rates. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount which enables the Company to service its debt, to make dividend, conversion and redemption payments and to make necessary capital or other expenditures. The Company may be required to refinance a portion of the principal amount of its debt or the aggregate liquidation preference of the outstanding preferred stock prior to their maturities. There can be no assurance that the Company will be able to raise additional capital through the sale of securities, the disposition of radio stations or otherwise for any such refinancing.

LIMITATIONS ON ABILITY TO PAY DIVIDENDS

   The Company has never paid, and does not anticipate that in the foreseeable future it will pay, any dividends on its Common Stock. Certain of the Company's debt instruments include covenants restricting the Company's ability to pay dividends or to make certain other distributions to stockholders. In connection with the offering of any dividend-paying Preferred Stock hereby, the applicable Prospectus Supplement will set forth the amount available for distribution as of the end of the most recent fiscal period under the Company's debt instruments.

   In addition to the above restrictions imposed on the payment of dividends, under Delaware law the Company is permitted to pay cash dividends on its capital stock, only out of its surplus or, in the event that it has no surplus, out its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Company's ability to pay dividends, Delaware law permits the board of directors of the Company to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on new issues of capital stock.

HISTORICAL LOSSES

   Although the Company had net income of $1.8 million for the year ended December 31, 1994, the Company had net losses of $45.3 million, $4.4 million and $17.8 million for the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1993, respectively. Depreciation and amortization relating to past acquisitions and future acquisitions, interest expenses under the Company's debt and dividend payments will continue to affect the Company's net income (loss) in the future. There is no assurance that losses will not continue or that the Company will become profitable in the future.

HOLDING COMPANY STRUCTURE; DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES

   Substantially all of the assets of the Company are held by the Company's subsidiaries, and all of the Company's operating revenues are derived from operations of such subsidiaries. In addition, future acquisitions may be made through present or future subsidiaries of the Company. Therefore, the Company will rely principally on dividends or advances from its subsidiaries to provide the funds necessary for, among other things, the payment of dividends and redemption payments on Preferred Stock and principal of and any interest or premium on any Debt Securities and other indebtedness of the Company. The Company's subsidiaries are subject to state-law restrictions on their ability to pay dividends to the Company, such as those set forth with respect to the Company in "--Limitations on Ability to Pay

Dividends." Any right of the holders of the Debt Securities to participate in the assets of any of the subsidiaries upon such subsidiary's liquidation or recapitalization will be effectively subordinated to the claims of such subsidiary's creditors and preferred stockholders (if any), except to the extent the Company is itself recognized as a creditor of such subsidiary.

CHANGE OF CONTROL

   Upon the occurrence of a change of control (as defined in the applicable document) of the Company, the holders of certain preferred stock or certain debt instruments will have the right, subject to certain conditions and restrictions, to require the Company to repurchase their securities at a price equal to 101% of the aggregate liquidation preference or the aggregate principal amount thereof, as applicable, plus accrued and unpaid dividends or interest, as applicable, to the date of repurchase. The repurchase price is payable in cash. In addition, a change of control may constitute a default under the Company's senior credit facility. If a change of control were to occur, due to the highly leveraged nature of the Company, the Company might not have the financial resources to repay all of its obligations under any indebtedness that would become payable upon the occurrence of such change of control. In addition, the Communications Act of 1934, as amended, and FCC rules require the prior consent of the FCC to any change of control of the Company. See "--Extensive Regulation of Radio Broadcasting" and "--Substantial Leverage; Inability to Service Obligations."

EXPANSION STRATEGY; NEED FOR ADDITIONAL FUNDS

   The Company's principal growth strategy is to operate and acquire highly-ranked radio stations with attractive audience demographics in major and medium-sized markets located throughout the United States. The Company regularly explores acquisition opportunities; however, there can be no assurance that the Company will consummate any acquisitions or be able to identify stations to acquire in the future. Each acquisition will be subject to the prior approval of the FCC and certain acquisitions will be subject to the prior approval of the lenders under the Company's senior credit facility. Furthermore, as a result of the Recent Legislation, future acquisitions may be subject to antitrust review by the Antitrust Agencies, even if approved by the FCC. In addition, the Company may require additional debt or equity financing to finance properties it may seek to acquire in the future. The availability of additional acquisition financing cannot be assured, and depending on the terms of such acquisitions and financings, could be restricted by the terms of certain debt instruments and preferred stock. There can be no assurance that any future acquisitions will be successfully integrated into the Company's operations or that such acquisitions will not have a material adverse effect on the Company's financial condition and results of operations. See "--Extensive Regulation of Radio Broadcasting" and "--Risks Associated with Integration of the Stations."

COMPETITION

   The radio broadcasting industry is highly competitive and the Company's stations are located in highly competitive markets. Each of the Company's stations competes for audience share and advertising revenue directly with other FM and AM radio stations, as well as with other media, within its respective market. The financial results of each of the Company's stations are dependent to a significant degree upon its audience ratings and its share of the overall advertising revenue within the station's geographic market. The Company's audience ratings and market share are subject to change, and any adverse change in audience rating or market share in any particular market could have a material and adverse effect on the Company's net revenues. Although the Company competes with other radio stations with comparable programming formats in most of its markets, if another station in the market were to convert its programming format to a format similar to one of the Company's radio stations, if a new radio station were to adopt a competitive format, or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings or advertising revenue and could require the Company to incur increased promotional and other expenses. In addition, certain of the Company's stations compete, and in the future other stations may compete, with groups of stations in a market operated by a single operator. As a result of the Recent Legislation, the radio broadcasting industry has become increasingly consolidated, resulting in the existence of radio broadcasting companies which are significantly larger, with greater financial resources, than the Company. Furthermore, the Recent Legislation will permit other radio broadcasting companies to enter the markets in which the Company operates or may operate in the future. Although the Company believes that each of its stations is able to compete effectively in its market, there can be no assurance that any of the Company's stations will be able to maintain or increase its current audience ratings and advertising revenue market share. The Company's stations also compete with other advertising media such as newspapers, television, magazines, billboard advertising, transit advertising and direct mail advertising. Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems or the introduction of digital audio broadcasting. The Company cannot predict the effect, if any, that any of these new technologies may have on the radio broadcasting industry.

DEPENDENCE ON ECONOMIC FACTORS

   Because the Company derives substantially all of its revenue from the sale of advertising time, its revenues may be adversely affected by economic conditions which affect advertisers. In particular, because approximately 75% of the Company's revenue has generally been derived from local advertisers, operating results in individual geographic markets will be adversely affected by local or regional economic downturns. These economic downturns might have an adverse impact on the Company's financial condition and results of operations. In addition, revenues of radio stations may be affected by many other factors, including: (i) the popularity of programming, including programming such as sports programming where the Company makes long-term commitments; (ii) regulatory restrictions on types of programming or advertising; (iii) competition within national, regional or local markets from programming on other stations or from other media; (iv) loss of market share to other technologies; and (v) challenges to license renewals.

CONTROL BY MANAGEMENT

   As of November 25, 1996, Mr. Sillerman, a Director and the Company's Executive Chairman, may be deemed to be the beneficial owner of approximately 56.4% of the combined voting power of the Company, and Mr. Sillerman and other members of the Company's management may be deemed to be the beneficial owners of approximately 58.1% of the combined voting power of the Company.

   The Class A Common Stock has one vote per share on all matters, whereas the Class B Common Stock, par value $.01 per share ("Class B Common Stock"), has ten votes per share except in certain matters. Accordingly, management currently is able to control the vote on all matters except (i) in the election of directors, with respect to which the holders of the Class A Common Stock are entitled to elect, by a class vote, two-sevenths (2/7ths) of the Company's directors (or if such number of directors is not a whole number, the next higher whole number), (ii) in connection with any proposed "going private" transaction between the Company and Mr. Sillerman or his affiliates, with respect to which the holders of the Class A Common Stock and the Class B Common Stock vote as a single class, with each share of Class A Common Stock and of Class B Common Stock entitled to one vote per share and
(iii) as otherwise provided by law. In addition, if dividends on the 6-1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 ("Series D Preferred Stock") are unpaid in an aggregate amount equal to six full quarterly dividends and in certain other circumstances, the holders of the Series D Preferred Stock, will be entitled to elect two additional members of the Board of Directors of the Company. The control of the Company by management may have the effect of discouraging certain types of change-of-control transactions, including transactions in which the holders of capital stock of the Company might otherwise receive a premium for their shares over the then-current market price.

POTENTIAL CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

   Mr. Sillerman and other members of the Company's management have direct and indirect investments and interests in Triathlon Broadcasting Company ("Triathlon"), a publicly-traded company which owns and operates radio stations, including stations which are in the same market as certain of the

Company's radio stations. These investments and interests (and any similar investments and interests in the future) may give rise to certain conflicts of interest as well as to potential attribution under FCC rules or invocation of the FCC's cross-interest policy, which could restrict the Company's ability to acquire radio stations in certain markets. See "--Extensive Regulation of Radio Broadcasting." Pursuant to a consulting and marketing agreement with Triathlon, Sillerman Communications Management Corporation ("SCMC"), an affiliate of Mr. Sillerman and Howard J. Tytel, a Director and Executive Vice President of the Company, is obligated to offer to Triathlon any radio broadcasting opportunities that come to its attention in medium and small markets located west of the Mississippi River. The Company does not intend to pursue acquisitions in the medium and small markets in the Midwest and Western regions of the United States on which Triathlon primarily focuses, except for three radio stations owned by the Company in the Wichita, Kansas market, a market in which Triathlon has radio station ownership interests. The Company has entered into a JSA with Triathlon whereby Triathlon sells advertising time on the Company's stations operating in the Wichita market. On April 15, 1996, the Company and SCMC entered into an agreement (the "SCMC Termination Agreement"), pursuant to which SCMC assigned to the Company its rights to receive fees for consulting and marketing services payable by Triathlon, except for fees relating to certain transactions pending at the date of such agreement, and the Company and SCMC terminated an arrangement pursuant to which SCMC performed financial consulting services for the Company.

   SCMC has acted from time to time as the Company's financial advisor since the Company's inception. SCMC is controlled by Mr. Sillerman, and Messrs. Sillerman and Tytel are officers and directors of SCMC. SCMC acts in similar capacities for Triathlon, which may seek to participate in business opportunities which may be suitable for the Company.

RELIANCE ON KEY PERSONNEL

   The Company's business is dependent to a significant extent upon the performance of certain key individuals, including Mr. Sillerman, Michael G. Ferrel and D. Geoffrey Armstrong. The Company has entered into a five-year employment agreement with each of Messrs. Sillerman and Armstrong, effective as of April 1, 1995. It is anticipated that the Company will enter into an employment agreement with Mr. Ferrel. There can be no assurance that the services of Messrs. Sillerman, Ferrel or Armstrong will continue to be provided for the term of such agreements. Pursuant to Mr. Armstrong's employment agreement, he has the right to terminate the agreement under certain circumstances, entitling him to receive substantial payments. Messrs. Sillerman's and Armstrong's employment agreements require that they devote substantially all of their business time to the business and affairs of the Company, except that Mr. Sillerman's agreement permits him to fulfill his obligations as a director and officer of companies in which he currently serves in such capacities and to devote a portion of his business time to personal, non-broadcast investments or commitments or to certain broadcast investments. The loss of the services of Messrs. Sillerman, Armstrong or Ferrel could have a material adverse effect on the Company.

   In addition, the Company has entered into employment agreements with certain of the high-profile on-air personalities. However, there can be no assurance that the Company will be able to retain any of these employees or prevent them from competing with the Company in the event of their departure.

NO TRANSFER OF CAPITAL STOCK TO ALIENS

   The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), restricts the ownership, voting and transfer of the Company's capital stock in accordance with the Communications Act of 1934, as amended (the "Communications Act"), and the rules of the FCC to prohibit ownership of more than 25% of the Company's outstanding capital stock, or more than 25% of the voting rights it represents (this percentage, however, is 20% in the case of those subsidiaries of the Company that are direct holders of FCC licenses), by or for the account of non-U.S. citizens or their representatives or a foreign government or a representative thereof or a corporation organized under the laws of a foreign country ("Aliens") or corporations otherwise subject to domination or control by Aliens. As of November 25, 1996, based upon reports filed with the Commission, the Company believes that there are 1,071,429 shares of Class A Common Stock held by Nomura Holdings America, Inc. ("Nomura"), representing 13.3% of the outstanding shares of Class A Common Stock and 5.7% of the combined voting power of the Company. Because a substantial portion of the common stock of Nomura is owned and voted by Aliens, the Company, in order to comply with the requirements of the Communications Act and the rules and regulations of the FCC promulgated thereunder, may decide not to permit or recognize any issuance or transfer of its common stock to an Alien. Failure to comply with these rules and regulations could result in the imposition of penalties on the Company. This restriction on transfers to Aliens may adversely affect the market for the Company's securities. In addition, the Certificate of Incorporation provides that shares of capital stock of the Company determined by the Board of Directors to be owned beneficially by an Alien shall always be subject to redemption by the Company by action of the Board of Directors to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions of the Communications Act, and the FCC rules and regulations. See "Description of Equity Securities--Certain Provisions of Certificate of Incorporation, Bylaws and Statute--Foreign Ownership."

                                 THE COMPANY

   The Company is one of the largest radio station groups in the United States and, as of November 25, 1996, owns and operates, provides programming to or sells advertising on behalf of 69 radio stations in 20 markets. The Company is diverse in terms of format and geographic markets. The Company was organized in 1992 by Mr. Sillerman, the Executive Chairman and principal stockholder of the Company, along with others. The principal executive offices of the Company are located at 150 East 58th Street, 19th Floor, New York, New York 10155 and its telephone number is (212) 407-9191.

                               USE OF PROCEEDS

   Except as otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for future acquisitions (some of which may already be contemplated) and other general corporate purposes, including working capital, the repayment of existing debt and/or the repurchase of securities of the Company. The precise amounts and timing of the application of such net proceeds for such purposes will depend upon a variety of factors, including the Company's funding requirements and the availability of alternative sources of funding. The Company routinely reviews acquisition opportunities. Any proposal to use proceeds from any offering of Securities will be disclosed in the Prospectus Supplement relating to such offering.

             RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the Company's ratios (deficiencies) of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods set forth below.

                                             NINE MONTHS ENDED                 FISCAL YEARS ENDED
                                               SEPTEMBER 30,                      DECEMBER 31,
                                         -----------------------  -------------------------------------------
                                             1996         1995        1995      1994      1993         1992
                                         -----------  ----------  ----------  ------  -----------  ----------
                                                       (ALL AMOUNTS, EXCEPT RATIOS, IN THOUSANDS)
Ratio (Deficiency) of Earnings to Fixed
 Charges ...............................   $(30,084)    $(3,802)    $(4,396)    1.3x    $(14,919)    $(2,208)
Ratio (Deficiency) of Earnings to
 Combined Fixed Charges and Preferred
 Stock Dividends .......................    (33,635)     (4,021)     (4,687)    1.3x     (15,476)     (2,593)

   For purposes of computing the ratio (deficiency) of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

 Debt Securities Offered

   Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "Indenture" and collectively as the "Indentures." Each Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture, including the definitions therein of certain terms and those terms made part of such Indenture by reference to the TIA, as in effect on the date of such Indenture, and to such Debt Securities. Copies of the forms of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information." Certain capitalized terms used below and not defined have the respective meanings assigned to them in the applicable Indenture.

 Existing Indebtedness

   Certain of the Company's existing debt instruments impose, and future debt instruments may impose, certain restrictions on the Company, including restrictions on the payment of dividends, incurrence of debt and consummation of certain acquisitions and dispositions, and require the Company to maintain certain financial ratios. The Company's 10 3/4% Senior Subordinated Notes Due 2006 (the "1996 Notes") are general unsecured obligations of the Company and are subordinated in right of payment to certain other debt of the Company. The indenture governing the 1996 Notes contains certain covenants which restrict the ability of the Company to make certain payments, incur additional indebtedness, pay dividends, make other distributions, incur certain liens, merge, consolidate, transfer substantially all of its assets, enter into certain transactions with affiliates, engage in sale and leaseback transactions, issue or sell capital stock of a subsidiary and engage in certain business activities. As of November 25, 1996, the Company has outstanding $450.0 million in aggregate principal amount of 1996 Notes.

   The Company's senior credit facility, as in effect on November 25, 1996, provides the Company with the ability to borrow up to $225.0 million under certain circumstances. The senior credit facility is secured by a pledge of all of the capital stock of the Company's subsidiaries and by a security interest in substantially all of the assets of the Company and its subsidiaries. Certain covenants in the senior credit facility restrict the Company's ability to make offerings of equity or debt securities, pay dividends, consolidate, merge, effect certain asset sales and enter new lines of business. In addition, the Company is obligated to comply with certain financial ratios. Borrowings under the senior credit facility bear interest at a variable rate. As of November 25, 1996, the Company has outstanding borrowings under the senior credit facility of $15.0 million, which currently bear interest at an annual rate of 9.75%.

TERMS

   The Debt Securities will be unsecured obligations of the Company. The Indebtedness (as such term is defined in the applicable Prospectus Supplement) represented by (i) Senior Debt Securities will rank pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Company and (ii) Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company. See "--Ranking." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable United States federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

   Each Indenture will provide for the issuance by the Company from time to time of its Debt Securities in one or more series. The aggregate principal amount of Debt Securities which may be issued under each Indenture will be unlimited and each Indenture will set forth the specific terms of any series of Debt Securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

   The specific terms of each series of Debt Securities will be set forth in the applicable Prospectus Supplement relating thereto, including, without limitation, the following, as applicable:

   1. the title of such Debt Securities (which shall distinguish the Debt Securities of that particular series from securities of any other series) and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

   2. the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount that may be authenticated and delivered under an Indenture;

   3. the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such Debt Securities that is convertible into Class A Common Stock or the method by which any such portion shall be determined;

   4. if convertible into Class A Common Stock, the terms on which such Debt Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of Class A Common Stock for purposes of conversion;

   5. the date or dates on which the principal of such Debt Securities will be payable and, if applicable, the terms on which such maturity may be extended;

   6. the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any;

   7. the date or dates from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

   8. the place or places where the principal of and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer, conversion or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

   9. the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

   10. the dates, if any, on which, and the price or prices at which, the Debt Securities of the series will be repurchased by the Company at the option at the Holders thereof and other detailed terms and provisions of such repurchase obligations;

   11. the denominations in which the Debt Securities of the series shall be issuable;

   12. the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any Sinking Fund (as defined in the applicable Indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

   13. whether the payments of principal of or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

   14. whether the Debt Securities are issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Debt Securities") and material United States federal income tax, accounting and other considerations applicable to such Original Issue Discount Debt Securities;

   15. whether the interest, if any, on the Debt Securities is to be payable, at the election of the Company or a holder thereof, in cash or additional Debt Securities of such series ("PIK Debt Securities") and the period or periods within which, and the terms and conditions upon which, such election may be made, and material United States federal income tax, accounting and other considerations applicable to such PIK Debt Securities;

   16. provisions, if any, granting special rights to the holders of Debt Securities of any series upon the occurrence of such events as may be specified;

   17. any deletions from, modifications of or additions to the Events of Default (as defined below) of the Company with respect to Debt Securities of any series, whether or not such Events of Default are consistent with the Events of Default described herein;

   18. whether Debt Securities of any series are to be issuable initially in temporary global form and whether any Debt Securities of any series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Debt Securities of the series are to be issuable as a Global Debt Security (as defined below), the identity of the depository for such series;

   19. the applicability, if any, of the legal defeasance and covenant defeasance provisions of the applicable Indenture to the Debt Securities of such series;

   20. any additions to or changes in the covenants set forth herein that apply to Debt Securities of the series; and

   21. any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture under which the Debt Securities are issued).

   Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

PRINCIPAL, MATURITY AND INTEREST

   Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of each series will be issued only in registered form, without coupons, in all appropriate denominations as may be set forth in the applicable Indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of Debt Securities.

   Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any registrar designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any registrar designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. The Company may change any registrar without notice.

RANKING

 Senior Debt Securities

   The Senior Debt Securities will constitute unsecured senior obligations of the Company and will rank pari passu in right of payment with all other unsecured senior obligations of the Company. However, the Senior Debt Securities will be effectively subordinated in right of payment to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Company's Subsidiaries. In addition, substantially all of the assets of the Company are owned by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any Subsidiary upon the Subsidiary's liquidation or recapitalization will be subject to the prior claims of the Subsidiary's creditors, including the lenders under the Company's senior credit facilty. See "Risk Factors--Holding Company Structure; Dependence Upon Operations of Subsidiaries."

 Subordinated Debt Securities

   Unless otherwise provided in the applicable Prospectus Supplement, the payment of principal of, premium on, if any, and interest on any Subordinated Debt Securities will be subordinated in right of payment, as set forth in the applicable Subordinated Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Subordinated Indenture or thereafter incurred.

   Unless otherwise provided in the applicable Prospectus Supplement, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of principal (and premium, if any) and interest, if any, due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders of Subordinated Debt Securities will be entitled to receive any payment with respect to the Subordinated Debt Securities; and until the principal (and premium, if any) and interest, if any, with respect to Senior Debt are paid in full, any distribution to which the Holders of Subordinated Debt Securities would be entitled will be made to the Holders of Senior Debt (except that, in either case, Holders of Subordinated Debt Securities may receive (i) securities that are subordinated at least to the same extent as the Subordinated Debt Securities to Senior Debt and any securities issued in exchange for Senior Debt and (ii) payments made from the trust described below under "--Legal Defeasance and Covenant Defeasance").

   Unless otherwise provided in the applicable Prospectus Supplement, the Company also may not make any payment upon or in respect of the Subordinated Debt Securities (except as described above) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt (as such term is defined in the applicable Prospectus Supplement) occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Subordinated Debt Securities may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and
(ii) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal of, premium on, if any, and interest on the Subordinated Debt Securities that have come due have been paid in full. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

   The Subordinated Indenture will further require that the Company promptly notify the holders of Senior Debt if payment of the Subordinated Debt Securities is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Subordinated Debt Securities may recover less ratably than creditors of the Company who are holders of Senior Debt or other creditors of the Company who are not subordinated to holders of Senior Debt. Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Indenture will not limit the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries may incur. In addition, substantially all of the assets of the Company are owned by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, including the lenders under the Company's senior credit facility. See "Risk Factors--Holding Company Structure; Dependence Upon Operations of Subsidiaries."

CONVERSION

   The terms and conditions, if any, upon which any series of Debt Securities will be convertible into Class A Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders of such series of Debt Securities or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

CERTAIN COVENANTS

   The applicable Prospectus Supplement will describe any material covenants in respect of any series of Debt Securities.

EVENTS OF DEFAULT AND REMEDIES

   Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that each of the following constitutes an "Event of Default": (i) default for 30 days in the payment when due of interest on any Debt Securities of such series (whether or not prohibited by the subordination provisions, if any, of such Indenture); (ii) default in payment when due of the principal of or premium, if any, on any Debt Securities of such series (whether or not prohibited by the subordination provisions, if any, of such Indenture); (iii) failure by the Company to comply with the certain enumerated covenants and provisions that will be described in the applicable Prospectus Supplement; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in such Indenture or any Debt Securities of such series; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of such Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount in excess of the amount specified in the applicable Prospectus Supplement; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in an amount in excess of the amount specified in the applicable Prospectus Supplement, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries (as such term is defined in the applicable Prospectus Supplement) or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

   If any Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debt Securities of such series may declare all the Debt Securities of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Debt Securities will become due and payable without further action or notice. Holders of any Debt Securities of a particular series may not enforce the Indenture pursuant to which they were issued or the applicable Debt Securities except as provided in such Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debt Securities of a particular series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debt Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had elected to redeem any Debt Securities of such series pursuant to any optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debt Securities. If an Event of Default occurs prior to certain dates to be designated in the Indenture by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of any Debt Securities of such series prior to such date or dates, then any premium shall also become immediately due and payable to the extent permitted by law upon the acceleration of any Debt Securities of such series.

   The Holders of a majority in aggregate principal amount of any Debt Securities of a particular series then outstanding may by notice to the Trustee on behalf of the Holders of all of such Debt Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any such Debt Securities.

   The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

   No director, officer, employee or stockholder of the Company, as such, shall have any liability for any obligations of the Company under any Debt Securities of any series or any Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debt Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Unless otherwise provided in the Prospectus Supplement, the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Debt Securities of any series ("Legal Defeasance") except for (i) the rights of Holders of outstanding Debt Securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such Debt Securities when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the issuance of temporary Debt Securities, registration of Debt Securities, replacement of mutilated, destroyed, lost or stolen Debt Securities and maintenance of an office or agency for payment and of money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Trustee's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Debt Securities. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Debt Securities.

   In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debt Securities to be defeased, cash in U.S. Dollars, non-callable Government Securities (as such term is defined in the applicable Prospectus Supplement), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Debt Securities to be defeased (in the case of Legal Defeasance) and all Debt Securities (in the case of Covenant Defeasance) on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debt Securities are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debt Securities to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default with respect to the series to be defeased shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to rights of holders of Indebtedness other than the Debt Securities, and, (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Debt Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law; (vii) the Company must deliver to the Trustee an Officers' Certificate (as such term is defined in the applicable Indenture) stating that the deposit was not made by the Company with the intent of preferring the Holders of Debt Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

   Unless otherwise provided in the Prospectus Supplement, a Holder may transfer or exchange Debt Securities in accordance with the applicable Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and other government charges required by law or permitted by the applicable Indenture. The Company is not required to transfer or exchange any Debt Security selected for redemption. Also, the Company is not required to transfer or exchange any Debt Security for a period of 15 days before a selection of Debt Securities to be redeemed.

AMENDMENT, SUPPLEMENT AND WAIVER

   Unless otherwise provided in the Prospectus Supplement and except as provided in the next two succeeding paragraphs, the Indenture or the Debt Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of such Debt Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debt Securities), and any existing default or compliance with any provision of the Indenture or the Debt Securities may be waived with the consent of the Holders of a majority in principal amount of such then-outstanding Debt Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Debt Securities).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debt Securities held by a non-consenting Holder):
(i) reduce the principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions with respect to the redemption of the Debt Securities (other than provisions relating to repurchase at the option of the holder), (iii) reduce the rate of or change the time for payment of interest on any Debt Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debt Securities (except a rescission of acceleration of a particular series of Debt Securities by the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration),
(v) make any Debt Security payable other than as stated in the Debt Securities, (vi) make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of Holders of Debt Securities to receive payments of principal of or premium, if any, or interest on the Debt Securities, (vii) waive a redemption payment with respect to any Debt Security (other than a payment required pursuant to a repurchase at the option of the holder) or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to (a) any provisions of the applicable Indenture which relate to subordination and
(b) the any covenants relating to a repurchase at the option of the holder including, in each case, the related definitions, will require the consent of the Holders of at least 75% in aggregate principal amount of the Debt Securities of such series then outstanding if such amendment would adversely affect the rights of Holders of Debt Securities of such series.

   Notwithstanding the foregoing, without the consent of any Holder of Debt Securities, the Company and the Trustee may amend or supplement the Indenture or the Debt Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, to provide for the assumption of the Company's obligations to Holders of Debt Securities in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Debt Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the TIA.

THE TRUSTEE

   The Trustee for each series of Debt Securities will be identified in the applicable Prospectus Supplement. Each Indenture will contain certain limitations on the right of a Trustee thereunder, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

   The holders of a majority in principal amount of all outstanding Debt Securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such series.

   In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a series of Debt Securities and is known to the Trustee under such Indenture, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the Holders of Debt Securities unless they shall have offered to such Trustee security and indemnity satisfactory to it.

GOVERNING LAW

   Unless otherwise stated in the applicable Prospectus Supplement, the Indenture and the Debt Securities will be governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

   The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a global Debt Security (the "Global Debt Security") will be described in the Prospectus Supplement relating to that series. The Company anticipates that the following provisions will apply to all depositary arrangements.

   Any such Global Debt Security will be deposited on the date of the closing of the sale of such series of Debt Securities (each, a "Closing Date") with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Debt Security Holder").

   The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

   Unless otherwise provided in the Prospectus Supplement, the Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Debt Security, the Depositary will credit the accounts of Participants designated by the underwriters, if any, with portions of the principal amount of the Global Debt Security and (ii) ownership of the Debt Securities evidenced by the Global Debt Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Debt Securities evidenced by the Global Debt Security will be limited to such extent.

   So long as the Global Debt Security Holder is the registered owner of any Debt Securities, the Global Debt Security Holder will be considered the sole Holder under the Indenture of any series of Debt Securities evidenced by such Global Debt Security. Beneficial owners of Debt Securities evidenced by such Global Debt Security will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Debt Securities.

   Payments in respect of the principal of, premium, if any, and interest on any Debt Securities registered in the name of the Global Debt Security Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Debt Security Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Debt Securities, including the Global Debt Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities. The Depositary will credit accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Debt Securities will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

 Certificated Securities

   Unless otherwise provided in the Prospectus Supplement, subject to certain conditions, any person having a beneficial interest in the Global Debt Security may, upon request to the Trustee, exchange such beneficial interest for Debt Securities in the form of a definitive registered certificate ("Certificated Securities"). Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Debt Securities in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Debt Security Holder of its Global Debt Security, Debt Securities in such form will be issued to each person that the Global Debt Security Holder and the Depositary identify as being the beneficial owner of the related Debt Securities.

   Neither the Company nor the Trustee will be liable for any delay by the Global Debt Security Holder or the Depositary in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Debt Security Holder or the Depositary for all purposes.

 Same-Day Settlement and Payment

   Unless otherwise provided in the Prospectus Supplement, the Indenture will require that payments in respect of the Debt Securities (excluding non-cash payments in respect of PIK Debt Securities) represented by the Global Debt Security (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Debt Security Holder. Any series of Debt Securities represented by the Global Debt Security are expected to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Debt Securities will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that any secondary trading in the Certificated Securities will also be settled in immediately available funds.

                       DESCRIPTION OF EQUITY SECURITIES

GENERAL

   The Certificate of Incorporation provides that the aggregate number of shares of all classes of stock that the Company has authority to issue is 121,210,000 shares, consisting of 111,200,000 shares of common stock, par value $.01 per share, and 10,010,000 shares of preferred stock, par value $.01 per share. The Company's authorized shares of common stock consist of 100,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 1,200,000 shares of Class C Common Stock, par value $.01 per Share ("Class C Common Stock"). Of the Company's 10,010,000 authorized shares of preferred stock, 4,000 shares have been designated as Series B Redeemable Preferred Stock ("Series B Preferred Stock"), 2,000 shares have been designated as Series C Redeemable Convertible Preferred Stock ("Series C Preferred Stock") and 2,990,000 shares have been designated as 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 ("Series D Preferred Stock").

   As of November 25, 1996, the issued and outstanding common stock and preferred stock of the Company was approximately as follows:

                            NUMBER OF
      CLASS OF STOCK         SHARES
------------------------  -----------
Series B Preferred Stock        1,000
Series C Preferred Stock        2,000
Series D Preferred Stock    2,990,000
Class A Common Stock  ...   8,063,347
Class B Common Stock  ...   1,064,936

   All issued and outstanding shares are fully-paid and non-assessable.

   The shares of Series B Preferred Stock are entitled to a liquidation preference of $1,000 per share, ranking senior to the Company's common stock, and are not entitled to receive dividends or to vote, except as otherwise required by law. The Company is obligated to redeem the outstanding shares of Series B Preferred Stock in October 1997 at a price per share equal to the liquidation preference.

   The shares of Series C Preferred Stock are entitled to a liquidation preference of $1,000 per share and cumulative annual dividends of 6.0% of their liquidation preference, as to both of which they rank senior to the Company's common stock and the Series B Preferred Stock. The Series C Preferred Stock does not have any voting rights, except as otherwise required by law. The Company is entitled to redeem the Series C Preferred Stock prior to September 1998, and the holders of Series C Preferred Stock are entitled after September 2000 to cause the Company to purchase their Series C Preferred Stock in whole or in part, at a price per share equal to the liquidation preference, plus accrued and unpaid dividends. If an event of default under the Certificate of Designations of the Series C Preferred Stock occurs and is not timely cured, the holders of Series C Preferred Stock may convert their shares into a number of shares of Class A Common Stock equal to the quotient of (i) the number of shares of Series C Preferred Stock then outstanding, divided by (ii) 75% of the average closing bid and ask price per share of Class A Common Stock for the immediately prior 30-day period.

   The shares of Series D Preferred Stock are entitled to a liquidation preference of $50 per share and cumulative annual dividends of 6.5% of their liquidation preference, as to both of which they rank senior to the Company's common stock, the Series B Preferred Stock and the Series C Preferred Stock. The Series D Preferred Stock does not have any voting rights, except as required by law and except that, upon the Company's failure to meet certain obligations to the holders of Series D Preferred Stock, the holders thereof will be entitled to elect two additional members to the Company's Board of Directors. The Series D Preferred Stock is subject to mandatory redemption in May 2007, at a price per share equal to the liquidation preference, plus accrued and unpaid dividends. The Series D Preferred Stock is redeemable at the Company's option after June 1999 at the redemption prices set forth in the Certificate of Designations of the Series D Preferred Stock. The holders of Series D Preferred Stock may convert each such share into 1.0987 shares of Class A Common Stock at any time prior to their redemption. At the

Company's option, the Series D Preferred Stock is exchangeable into 6 1/2% Convertible Subordinated Exchange Notes due 2007, which will contain substantially the same terms, covenants and conditions as the Series D Preferred Stock, as well as customary events of default provisions. Upon a Change of Control (as defined in the Certificate of Designations of the Series D Preferred Stock), the holders of Series D Preferred Stock may, subject to certain conditions and restrictions, require the Company to repurchase their shares at 101% of their liquidation preference, plus accrued and unpaid dividends, payable in cash or in shares of Class A Common Stock. The Certificate of Designations of the Series D Preferred Stock contains certain convenants which, among other things, limit the ability of the Company and its subsidiaries to engage in transactions with their affiliates.

PREFERRED STOCK

 Terms

   The following description of the Preferred Stock summarizes certain general terms and provisions of each series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be summarized in the Prospectus Supplement relating to such series. The summaries of the terms of the Preferred Stock below and in any Prospectus Supplement do not, and will not, purport to be complete and are subject to, and qualified in their entirety by reference to, the Company's Certificate of Incorporation (as it may be amended from time to time) and the certificate of designations establishing a series of Preferred Stock (each, a "Certificate of Designations"), which will be filed with the Commission as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part, at or prior to the time of the issuance of such series of Preferred Stock.

   The Board of Directors is authorized (without further stockholder action) to provide for issuance of the Preferred Stock of the Company from time to time, in one or more series, and to fix the dividend rate, conversion or exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series.

   An applicable Prospectus Supplement will set forth or describe other specific terms regarding each series of Preferred Stock offered thereby, including, without limitation:

   1. the title and stated value of such Preferred Stock;

   2. the number of shares of such Preferred Stock offered, the liquidation preference per share and the initial offering price of such Preferred Stock;

   3. the dividend rate, period and/or payment date applicable to such Preferred Stock;

   4. the date from which dividends on such Preferred Stock shall accumulate, if applicable;

   5. whether the shares of Preferred Stock may be issued at a discount below their liquidation preference ("Original Issue Discount Preferred Stock"), and material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Preferred Stock.

   6. whether the dividends, if any, on the Preferred Stock are to be payable, at the election of the Company or a holder thereof, in cash or in additional shares of Preferred Stock ("PIK Preferred Stock") and the period or periods within which, and the terms and conditions upon which, such election may be made, and material United States federal income tax, accounting and other considerations applicable to such PIK Preferred Stock;

   7. the provision for a sinking fund, if any, for such Preferred Stock;

   8. the provision for redemption, if applicable, of such Preferred Stock;

   9. any listing of such Preferred Stock on any securities exchange or any quotation on an automated quotation system;

   10. the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Class A Common Stock or exchangeable for Debt Securities, including the conversion price or exchange rate, as the case may be (or the manner of calculation thereof);

   11. a discussion of federal tax considerations applicable to such Preferred Stock;

   12. the relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

   13. any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series or Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

   14. the voting powers, if any, of such Preferred Stock, in addition to those set forth below; and

   15. any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

   The Preferred Stock will have no preemptive rights. All of the Preferred Stock, upon payment in full therefor, will be fully-paid and nonassessable.

 Dividends

   Unless otherwise set forth in an applicable Prospectus Supplement, the holders of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, dividends at such rate and on such dates and on such terms as shall be set forth in the Prospectus Supplement relating to such series. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

 Ranking

   The Preferred Stock to which any Prospectus Supplement may relate, except as set forth in such Prospectus Supplement, will rank junior in right of payment to the Series D Preferred Stock of the Company as to dividends and upon liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior in right of payment to the Company's common stock as to dividends and upon liquidation, dissolution or winding up of the Company, except as set forth in the Prospectus Supplement relating thereto.

 Conversion

   The terms and conditions, if any, upon which any series of Preferred Stock will be convertible into Class A Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Preferred Stock or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

 Exchange

   The Prospectus Supplement may provide that the Company may, at its option, exchange, in whole or in part, any series of Preferred Stock for Debt Securities. The terms, notice and procedures for any such exchange will be set forth in the applicable Prospectus Supplement.

 Voting Rights

   Unless otherwise provided in the applicable Prospectus Supplement, holders of record of each series of Preferred Stock will have no voting rights, except as required by law and as provided in the applicable Certificate of Designations.

 Redemption Provisions

   The Preferred Stock of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable Prospectus Supplement.

 Certain Covenants

   The applicable Prospectus Supplement will describe any material covenants in respect of any series of Preferred Stock.

 Transfer Agent and Registrar

   The transfer agent, registrar and dividend disbursement agent for the Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to stockholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

COMMON STOCK

 Dividends

   No dividends have ever been paid on the Company's common stock, and none are anticipated to be paid in the foreseeable future. However, holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of any class of common stock, unless the same dividend is simultaneously declared or paid on each share of the other classes of common stock. In the case of any stock dividend, holders of shares of Class A Common Stock are entitled to receive the same percentage dividend (payable in shares of Class A Common Stock) as the holders of shares of Class B Common Stock (payable in shares of Class B Common Stock) and the holders of shares of Class C Common Stock (payable in shares of Class C Common Stock). The Company's ability to pay dividends is limited by the terms of its senior credit facility. See "Risk Factors--Limitations on Ability to Pay Dividends."

 Voting Rights

   Holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except (i) for the election of directors, (ii) with respect to any "going private" transaction between the Company and Mr. Sillerman or any of his affiliates and (iii) as otherwise provided by law.

   In the election of directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect two-sevenths (currently three) of the Company's directors (each, a "Class A Director"). Any person nominated by the Board of Directors for election by the holders of Class A Common Stock as a director of the Company must be qualified to be an Independent Director (as defined in the Certificate of Incorporation). In the event of the death, removal or resignation of a director elected by the holders of Class A Common Stock prior to the expiration of his term, the vacancy on the Board of Directors created thereby may be filled by a person appointed by a majority of the directors then in office, although less than a quorum. Any person appointed to fill any such vacancy must, however, be qualified to be an Independent Director. The holders of Class A Common Stock and Class B Common Stock voting as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, are entitled to elect the remaining directors. The holders of common stock are not entitled to cumulative votes in the election of directors. Each of Mr. Sillerman and SCMC has agreed to abstain, and has agreed to cause each of his and its respective affiliated transferees to abstain, from voting in any election of Class A Directors.

   The holders of the Class A Common Stock and Class B Common Stock vote as a single class with respect to any proposed "going private" transaction with Mr. Sillerman or any of his affiliates, with each share of Class A Common Stock and Class B Common Stock entitled to one vote. Except as required by law, the holders of Class C Common Stock have no voting rights.

   Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve, among other things, a change in the designations, preferences or limitations of such class of common stock.

 Liquidation Rights

   Upon liquidation, dissolution, or winding-up of the Company, the holders of Class A Common Stock are entitled to share ratably with the holders of Class B Common Stock and Class C Common Stock all assets available for distribution after payment in full of creditors.

 Other Provisions

   Each share of Class B Common Stock is convertible, subject to compliance with FCC rules and regulations, at the option of its holder, into one share of Class A Common Stock at any time. Each share of Class B Common Stock and Class C Common Stock converts automatically into one share of Class A Common Stock upon its sale or other transfer to a party not affiliated with the Company, subject (as are all conversions of the Company's capital stock) to compliance with FCC rules and regulations. The holders of common stock are not entitled to preemptive or subscription rights. The shares of common stock presently outstanding are validly issued, fully-paid and nonassessable. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A Common Stock must be identical to that received by holders of Class B Common Stock and Class C Common Stock, except that in any such transaction in which shares of common stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the classes of common stock. No class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

 Transfer Agent and Registrar

   The transfer agent and registrar for the Class A Common Stock and Class B Common Stock is Chase Mellon Shareholder Services LLC.

   The foregoing descriptions of the preferred stock and common stock are summaries, and reference is herein made to the detailed provisions of the Certificate of Incorporation (including, without limitation, the Certificate of Designations relating to any series of preferred stock, filed hereafter and incorporated by reference herein) and the Company's Bylaws, copies of which are incorporated by reference herein.

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTE

 Limitation of Directors' Liability and Indemnification

   The General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
(iv) for any transaction from which the director derives an improper personal benefit. The Certificate of Incorporation provides for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Certificate of Incorporation and the Bylaws provide for indemnification of directors by the Company in certain circumstances.

 Section 203 of the DGCL

   The Company is subject to the "business combination" statute of the DGCL, an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which a person became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits the Company to elect not to be governed by its provisions, the Company to date has not made this election. As a result of the application of Section 203, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

 Foreign Ownership

   The Certificate of Incorporation restricts the ownership, voting and transfer of the capital stock of the Company, in accordance with the Communications Act, and the rules of the FCC, to prohibit ownership of more than 25% of the Company's outstanding capital stock, or more than 25% of the voting rights it represents (such percentage, however, is 20% in the case of those subsidiaries that are direct holders of FCC licenses), by or for the account of Aliens or corporations otherwise subject to domination or control by Aliens. The Company has determined that, because of the ownership by Nomura of a significant amount of Class A Common Stock and the fact that Aliens own a substantial portion of Nomura's own voting common stock, the Company may prohibit acquisitions by Aliens of additional shares of the Company's equity securities, including the Class A Common Stock, in light of the provisions of the Communications Act, the rules of the FCC and the Certificate of Incorporation. In addition, the Certificate of Incorporation provides that capital stock of the Company determined by the Board of Directors to be owned beneficially by an Alien shall always be subject to redemption by the Company by action of the Board of Directors to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions of the Communications Act and the FCC rules and regulations.

   The Certificate of Incorporation authorizes the Board of Directors of the Company to adopt such provisions as it deems necessary to enforce these prohibitions. The Company established certain procedures and controls designed to implement the aforesaid prohibitions. Specifically, at the time the

Company's equity securities are presented for transfer, the Company's transfer agent inquires as to whether the shares are to be transferred to or for the account of an Alien, an entity with Alien ownership or an entity that would be considered Alien by the FCC. If so, the proposed transfer may not be permitted.

                             PLAN OF DISTRIBUTION

   The Company may sell Securities to one or more underwriters, which may include, without limitation, Goldman, Sachs & Co., Lehman Brothers Inc.
and BT Securities Corporation, for public offering and sale by them, and also may sell Securities directly to investors or to other purchasers or through dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

   The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Sales of Class A Common Stock offered hereby may be effected from time to time in one or more transactions on the Nasdaq National Market or in negotiated transactions or a combination of such methods of sale.

   In connection with distributions of Class A Common Stock or otherwise, the Company may enter into hedging transactions with broker-dealers in connection with which such broker-dealers may sell Class A Common Stock registered hereunder in the course of hedging through short sales the positions they assume with the Company.

   In connection with the sale of Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents who participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, an agent will be acting on a best effort basis and a dealer will purchase Securities as a principal, and may then resell such Securities at varying prices to be determined by the dealer.

   Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

   If so indicated in a Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

   Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

   The Securities may or may not be listed on a national securities exchange or quoted on an automated quotation system (other than the Class A Common Stock, which is quoted on the Nasdaq National Market). Any Class A Common Stock sold pursuant to a Prospectus Supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurances can be given that there will be an active trading market for the Securities.

   Each of Goldman, Sachs & Co., Lehman Brothers Inc. and BT Securities Corporation have provided, and continue to provide, investment banking services to the Company for which they have received customary fees.

                                LEGAL MATTERS

   The validity of the Securities offered hereby will be passed upon for the Company by Baker & McKenzie, New York, New York. Mr. Tytel, who has an equity interest in and is an executive officer and director of the Company, is Of Counsel to Baker & McKenzie. Fisher Wayland Cooper Leader & Zaragoza LLP, Washington D.C., has represented the Company with respect to legal matters under the Communications Act and the rules and regulations promulgated thereunder by the FCC. The validity of the Securities offered hereby will be passed upon for any underwriters or agents by Latham & Watkins, New York, New York.

                                   EXPERTS

   The consolidated financial statements of the Company and its subsidiaries at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, the financial statements of KKRW-FM (a division of CBS, Inc.) at December 31, 1995 and 1994, and for the years then ended, the consolidated financial statements of MMR at December 31, 1995 and 1994, and for the years then ended, the financial statements of WKSS 95.7-FM (a division of Precision Media Corporation) at December 31, 1995 and 1994, and for the years then ended and the financial statements of KTXQ-FM and KRRW-FM (divisions of CBS Inc.) at December 31, 1995 and 1994, and for the years then ended, incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Liberty Broadcasting, Inc., at December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, and the nine months ended December 31, 1993, and the combined financial statements of HMW Communications, Inc.--Selected Operations (combination of six radio stations to be sold) as of December 31, 1995 and 1994, for the year ended December 31, 1995, and various periods from January 6, 1994, to December 31, 1994, incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of Prism Radio Partners, L.P. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference herein, have been audited by KPMG Peat Marwick L.L.P., independent certified public accountants, to the extent and for the period indicated in their report with respect thereto and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of ABS Greenville Partners, L.P. at December 31, 1995, and for the year then ended, incorporated by reference herein, have been audited by Cheely Burcham Eddins Rokenbrod & Carroll, independent auditors, as set forth in their report with respect thereto, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of Texas Coast Broadcasters, Inc. at December 31, 1995 and 1994, and for the years then ended, incorporated by reference herein, have been audited by Mohle, Adams, Till, Guidry & Wallace, LLP, independent auditors, as set forth in their report with respect thereto, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The combined balance sheets of the Secret Communications Stations:
Cleveland, Ohio, Indianapolis, Indiana, and Pittsburgh, Pennsylvania at June 30, 1996 and 1995, and the related combined statements of operations and cash flows for the year ended June 30, 1996, and the eleven-month period ended June 30, 1995, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following sets forth the best estimate of the Company as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby (except for the Commission registration fee, all amounts are estimates):

 Commission registration fee  ....  $  151,515.15
Nasdaq listing fee ..............       20,000
Printing and engraving expenses        200,000
Legal fees and expenses .........      375,000
Accounting fees and expenses  ...      150,000
Blue sky fees and expenses  .....       25,000
Trustee's fees and expenses  ....       50,000
Miscellaneous ...................       28,484.85
                                  -------------
  Total .........................   $1,000,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under similar conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

   The Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

   The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is, was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   The Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is, was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

   The Bylaws state that, to the extent that a director or officer of the Company shall be successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

   The Bylaws further provide that any indemnification (unless ordered by a court) shall be paid by the Company as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the Bylaws unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in the Bylaws. Such determination shall be made (i) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

   The Bylaws further require that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Bylaws.

   The Bylaws require the Board of Directors of the Company to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

   The Bylaws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the Bylaws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

 ITEM 16. EXHIBITS.

   EXHIBIT
   NUMBER                                      DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------
     *1.1    Form of Underwriting Agreement.
     *4.1    Form of Certificate of Designations of Preferred Stock.
      4.2    Form of Senior Debt Securities Indenture.
      4.3    Form of Subordinated Debt Securities Indenture.
      4.4    Form of Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to
             Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-65442)).
      5.1    Opinion of Baker & McKenzie.
     12.1    Statement regarding computation of ratios.
     23.1    Consent of Baker & McKenzie (included in Exhibit 5.1).
     23.2    Consent of Ernst & Young LLP.
     23.3    Consent of KPMG Peat Marwick L.L.P.
     23.4    Consent of Cheely Burcham Edding Rokenbrod & Carroll.
     23.5    Consent of Coopers & Lybrand L.L.P. with respect to HMW Communications, Inc.
     23.6    Consent of Coopers & Lybrand L.L.P. with respect to Liberty Broadcasting, Inc.
     23.7    Consent of Mohle, Adams, Till, Guidry & Wallace, LLP.
     23.8    Consent of Arthur Andersen LLP.
     23.9    Consent of Fisher Wayland Cooper Leader & Zaragoza LLP.
     24.1    Powers of Attorney (included on page II-6).
    *25.1    Statement of eligibility of trustee under the Senior Debt Securities on Form T-1.
    *25.2    Statement of eligibility of trustee under the Subordinated Debt Securities on Form T-1.

------------

   * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulations S-K.

ITEM 17. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a)
       or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be determined to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the Prospectus any facts of events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
      Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of November, 1996.
                                          SFX BROADCASTING, INC.

                                          By: /s/ Robert F.X. Sillerman
                                              -------------------------------
                                                 Robert F.X. Sillerman,
                                                 Executive Chairman and
                                                 Director

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this Registration Statement appears below hereby appoints Robert F.X. Sillerman or Howard J. Tytel as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this Registration Statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


           Signature                                Title                        Date
-----------------------------  ----------------------------------------  ---------------------
/s/  Robert F.X. Sillerman     Executive Chairman and Director               November 27, 1996
 ----------------------------- (principal executive officer)
    Roert F.X. Sillerman

/s/ Michael G. Ferrel          Chief Executive Officer and Director          November 27, 1996
------------------------------
    Michael G. Ferrel

/s/ D. Geoffrey Armstrong      Chief Operating Officer, Executive Vice       November 27, 1996
 ----------------------------- President and Director
     D. Geoffrey Armstrong

/s/ Thomas P. Benson           Chief Financial Officer, Treasurer and        November 27, 1996
 ----------------------------- Director (principal financial and
     Thomas P. Benson          accounting officer)

/s/ Howard J. Tytel            Executive Vice President, Secretary and       November 27, 1996
 ----------------------------- Director
     Howard J. Tytel

/s/ James F. O'Grady, Jr.      Director                                      November 27, 1996
------------------------------
    James F. O'Grady, Jr.

/s/ Paul Kramer                Director                                      November 27, 1996
------------------------------
    Paul Kramer

/s/ Richard A. Liese           Director                                      November 27, 1996
------------------------------
    Richard A. Liese

/s/ Edward F. Dugan            Director                                      November 27, 1996
------------------------------
    Edward F. Dugan

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER                                    DESCRIPTION OF EXHIBIT                                   PAGE
-----------  ------------------------------------------------------------------------------------  --------
      *1.1   Form of Underwriting Agreement.
      *4.1   Form of Certificate of Designations of Preferred Stock.
       4.2   Form of Senior Debt Securities Indenture.
       4.3   Form of Subordinated Debt Securities Indenture.
       4.4   Form of Class A Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-65442)).
       5.1   Opinion of Baker & McKenzie.
      12.1   Statement regarding computation of ratios.
      23.1   Consent of Baker & McKenzie (included in Exhibit 5.1).
      23.2   Consent of Ernst & Young LLP.
      23.3   Consent of KPMG Peat Marwick L.L.P.
      23.4   Consent of Cheely Burcham Edding Rokenbrod & Carroll.
      23.5   Consent of Coopers & Lybrand L.L.P. with respect to HMW Communications, Inc.
      23.6   Consent of Coopers & Lybrand L.L.P. with respect to Liberty Broadcasting, Inc.
      23.7   Consent of Mohle, Adams, Till, Guidry & Wallace, LLP.
      23.8   Consent of Arthur Andersen LLP.
      23.9   Consent of Fisher Wayland Cooper Leader & Zaragoza LLP.
      24.1   Powers of Attorney (included on page II-6).
     *25.1   Statement of eligibility of trustee under the Senior Debt Securities on Form T-1.
     *25.2   Statement of eligibility of trustee under the Subordinated Debt Securities on Form
             T-1.

------------

   * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulations S-K.